Exhibit 99.1

For Immediate Release

Contact: Investor Relations

(713) 849-9911

IR@flotekind.com

Flotek Industries, Inc. Announces Appointment of John Chisholm as Chairman, President and Chief Executive Officer, Extension of Contract and 2012 Executive Compensation

HOUSTON, March 8, 2012 – Flotek Industries, Inc. (NYSE:FTK) today announced that John Chisholm has been given the additional responsibilities of Chief Executive Officer of Flotek Industries, Inc. Prior to the appointment, Mr. Chisholm served as President and Chairman.

“John Chisholm’s leadership as the President of Flotek Industries has been instrumental in reshaping Flotek into a leading oilfield technology company,” said Kenneth T. Hern, lead independent director of Flotek. “The Flotek Board of Directors is delighted to give John the additional responsibilities of Chief Executive Officer, a role he has filled with or without the title since agreeing to serve as our leader in 2009.”

In conjunction with Mr. Chisholm’s additional title, the Company and Mr. Chisholm have agreed to a new three-year contract which will run through February 28, 2015. The details of the contract will be provided in a filing with the Securities and Exchange Commission today.

In addition, the Compensation Committee of the Board of Directors has approved 2012 compensation for certain executive officers of the Company including a supplemental bonus program acknowledging the leadership team’s extraordinary efforts in 2011. Details of the compensation plan, which pays total cash bonuses of $660,000, will also be provided in a filing with the Securities and Exchange Commission today.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.